CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  29  to
Registration  Statement No.  33-08054 on Form N-1A of our report dated  November
18, 2005,  relating to the  financial  statements  of  Oppenheimer  Limited Term
Muncipal Fund  appearing in the Statement of  Additional  Information,  which is part of such  Registration  Statement,  and to the  reference  to us  under  the headings  "Independent  Registered  Public  Accounting Firm" in the Statement of
Additional  Information and "Financial  Highlights" in the Prospectus,  which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
January 23, 2006